Exhibit 10.6

Third Amendment to Employment Agreement

This Third Amendment to Employment Agreement is made as of the 6th day of September, 2017 (the “Third Amendment Effective Date”) by and between Cogint, Inc., a Delaware corporation (the “Company”), and James Reilly (the “Employee”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Employment Agreement (defined below).

W I T N E S S E T H

WHEREAS, The Best One, Inc., a Florida corporation (“Best One”), and Employee entered into that certain Employment Agreement made by and between Best One and Employee, dated September 30, 2014, as amended by that certain Amendment to Employment Agreement made by and between Best One and Employee, dated March 17, 2015, and as amended by that certain Second Amendment to Employment Agreement made by and between the Company (as successor by assumption of the Employment Agreement, as amended) and Employee, dated November 16, 2015 (as amended, collectively, the “Employment Agreement”); and

WHEREAS, the Company and the Employee now desire to amend the Employment Agreement in accordance with the term and provisions hereof.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the parties hereby adopt this Amendment to the Agreement effective as of the Third Amendment Effective Date.

(1)    Paragraph 6 to Exhibit A to the Agreement (“Exhibit A”) is deleted in its entirety and the following substituted in lieu thereof:

“Term: Commencing on the Effective Date and ending on April 30, 2020 (the “Third Amendment Term Expiration Date”); provided, that, upon the Third Amendment Term Expiration Date this Agreement shall automatically renew for successive one (1) year terms, unless either party provides written notice to the other no less than one hundred twenty (120) days prior to the commencement of each such renewal setting forth a desire to terminate this Agreement.”

(2)    Paragraph 5(c)(iv) is deleted in its entirety and the following substituted in lieu thereof:

“Without Cause or Refusal to Accept Assignment. In the event the Company terminates this Agreement without Cause or any successor of the Company refuses to accept assignment of this Agreement, the Company shall pay to the Employee the greater of (x) the Employee’s Base Salary for the remainder of the Term in accordance with the Company’s payroll practices in effect from time to time and (y) two (2) years of the Employee’s Base Salary in accordance with the Company’s payroll practices in effect from time to time, provided, however, the Employee is not in violation of the Confidentiality, Nondisclosure, Noncompetition, Nonsolicitation and Nondisparagement Agreement attached as Exhibit B. Upon payment to the Employee of the foregoing amount, the Company shall have no further obligation or liability to or for the benefit of the Employee under this Agreement, except as required by applicable law.”

(3)    Paragraph 5(c)(vi) is deleted in its entirety and the following substituted in lieu thereof:

“For Good Reason. If the Employee terminates this Agreement and his employment for Good Reason, the Company shall pay to the Employee the greater of (x) the Employee’s Base Salary for the remainder of the Term in accordance with the Company’s payroll practices in effect from time to time and (y) two (2) years of the Employee’s Base Salary in accordance with the Company’s payroll practices in effect from time to time, provided, however, the Employee is not in violation of the Confidentiality, Nondisclosure, Noncompetition, Nonsolicitation and Nondisparagement Agreement attached as Exhibit B. Upon payment to the Employee of the foregoing amount, the Company shall have no further obligation or liability to or for the benefit of the Employee under this Agreement, except as required by applicable law.”

(4)    Except as specifically amended hereby, all terms and provisions of the Agreement shall remain in full force and effect and unmodified.

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IN WITNESS WHEREOF, the parties have executed this Amendment dated as of the day and year written above.

COMPANY:

Cogint, Inc., a Delaware corporation

By:	/s/ Derek Dubner
Name:	Derek Dubner
Title:	Chief Executive Officer

EMPLOYEE:

/s/ James Reilly
James Reilly

Signature Page to Third Amendment to Employment Agreement